AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 27, 2000
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
          ------------------------------------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            MAVERICK TUBE CORPORATION
          ------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

      Delaware                                            43-1455766
---------------------------------           ------------------------------------
(State or Other Jurisdiction                (I.R.S. Employer Identification No.)
of Incorporation or Organization)

16401 Swingley Ridge Road
      Seventh Floor
  Chesterfield, Missouri                                    63017
----------------------------------------    ------------------------------------
(Address of Principal Executive Offices)                 (Zip Code)

          Amended and Restated Prudential Steel Ltd. Stock Option Plan
          -------------------------------------------------------------
                            (Full Title of the Plan)

                               Gregg M. Eisenberg
                 Chairman, President and Chief Executive Officer
                            Maverick Tube Corporation
                    16401 Swingley Ridge Road, Seventh Floor
                          Chesterfield, Missouri 63017
          --------------------------------------------------------------
                     (Name and Address of Agent for Service)

                                 (636) 733-1600
         --------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

                        Copies of All Correspondence to:
                             Robert H. Wexler, Esq.
                         Gallop, Johnson & Neuman, L.C.
                             Interco Corporate Tower
                              101 South Hanley Road
                            St. Louis, Missouri 63105
================================================================================
                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of                            Proposed         Proposed
Securities                           Maximum         Maximum          Amount of
to be            Amount to be     Offering Price     Aggregate      Registration
Registered(1)    Registered(2)    Per Share(3)    Offering Price        Fee
--------------------------------------------------------------------------------
Common Stock
$.01 Par Value      694,191          $28.095       $19,503,296        $5,149
================================================================================

(1) Each share of the Registrant's $.01 par value common stock (the "Common Stock") includes an associated right to purchase one one-hundred of a share of the Registrant's Series I Junior Participating Preferred Stock, par value $0.01 par share (the "Right"). Until the occurrence of certain prescribed events, none of which has occurred, the Right is not exercisable, is evidenced by the certificate representing the Common Stock and will be transferred along with and only with the Common Stock.

(2) This Registration Statement, pursuant to Rule 416, covers any additional shares of Common Stock which become issuable under the Amended and Restated Prudential Steel, Ltd. Stock Option Plan (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of shares of Common Stock outstanding.

(3) Estimated solely for the purpose of calculating the registration fee. Such estimate has been calculated in accordance with Rule 457(h) under the Securities Act of 1933, and is based upon the average of the high and low prices per share of the Registrant's Common Stock ($28.25 and $27.94, respectively) as reported on for September 25, 2000 by the Midwest edition of the Wall Street Journal under New York Stock Exchange Composite Transactions.
--------------------------------------------------------------------------------

       This Registration Statement shall become effective in accordance with the provisions of Rule 462 promulgated under the Securities Act of 1933, as amended.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of this registration statement on Form S-8 (the "Registration Statement") will be sent if given to the holders of options granted under the Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Act"). Such documents and the documents incorporated herein by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Act.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The undersigned Registrant hereby files this Registration Statement to register shares of Common Stock, and associated Rights, for issuance upon exercise of options granted under the Plan.

Item 3.  Incorporation of Documents by Reference.

         The following documents, which are on file with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (a) Annual Report filed on Form 10-K for the fiscal year ended September 30, 1999, by the Registrant pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

         (b) Quarterly Reports filed on Form 10-Q for the fiscal quarters ended December 31, 1999, March 31, 2000 and June 30, 2000, and the Transition Quarterly Report filed on Form 10-QT for the fiscal quarter ended December 31, 1999, by the Registrant pursuant to Section 13(a) of the Exchange Act;

         (c) Current Reports filed on Form 8-K on June 12, 2000 and August 30, 2000 by the Registrant pursuant to Section 13(a) of the Exchange Act; and

         (d) The description of the Common Stock and Rights contained in the Registration Statement filed on Form 8-A by the Registrant under Section 12 of the Exchange Act, as amended by Form 8-A/A filed on September 26, 2000, and including any subsequently filed amendment or report filed for the purpose of updating such description.

         All documents filed by Maverick pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities remaining unsold, and all amendments or supplements filed with respect to the documents listed in
(a), (b), (c) or (d) above, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such document. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         Copies of all documents incorporated by reference into this Registration Statement, other than exhibits to such documents (unless the exhibits are specifically incorporated by reference into such documents), will be provided without charge to each person to whom a prospectus with respect to the Plan is delivered, upon oral or written request by such person to Barry R. Pearl, Secretary, Maverick Tube Corporation, 16401 Swingley Ridge Road, Chesterfield, Missouri 63017, telephone: (636) 733-1600.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement in connection with specified actions, suits, proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys' fees, incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

         Article Eleventh of Maverick's certificate of incorporation requires that Maverick indemnify all persons whom it may indemnify pursuant thereto to the fullest extent permitted by Section 145. It also provides that expenses incurred by an officer or director of Maverick or any of its direct or indirect wholly owned subsidiaries, in defending a civil or criminal action, suit or proceeding, will be paid by Maverick in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer, director, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by Maverick as authorized. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Maverick board of directors deems appropriate.

         Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

         o any breach of the director's duty of loyalty to the corporation or its stockholders;

         o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         o payment of unlawful dividends or unlawful stock purchases or redemptions; or

         o any transaction from which the director derived an improper personal benefit.

         Article Tenth of Maverick's certificate of incorporation provides that to the full extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of Maverick shall not be liable to Maverick or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of Article Tenth shall not adversely affect any right or protection of a director of Maverick for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         Maverick  maintains a claims-made  policy of  directors'  and officers'
liability and company reimbursement insurance. The directors' and officers' liability portion of such policy covers all of Maverick's directors and officers and those of Maverick's subsidiary companies, more than 50 percent of the outstanding voting stock or equity interests of which is directly or indirectly owned by Maverick. The policy provides for a payment on behalf of the directors and officers up to the policy limits for all specified losses which the directors and officers, or any of them, become legally obligated to pay, from claims made against them during the policy period for specified wrongful acts, which include: errors, misstatements, misleading statements, acts or omissions and neglect or breach of duty in the discharge of their duties, solely in their capacity as directors and officers of Maverick or a subsidiary thereof, individually or collectively, or in connection with any matter claimed against them solely by reason of their being directors or officers of Maverick or a Maverick subsidiary. The insurance includes the cost of defenses, appeals, bonds, settlements and judgments. The insurer's limit of liability under the policy is $5,000,000 in the aggregate for all losses per year. The policy contains various reporting requirements and exclusions. Maverick also maintain a claims-made policy which provides coverage for Maverick, and Maverick's directors and officers, against loss, liability, cost or expense incurred under the federal securities laws.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See Exhibit Index, which follows the signature page hereof.

Item 9.  Undertakings.

         (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus  required by Section 10(a)(3)
               of the Securities Act of 1933;

                     (ii) To  reflect  in the  prospectus  any  facts or  events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                     (iii) To include any material  information  with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Request For Acceleration of Effective Date or Filing of Registration Statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chesterfield, County of St. Louis, State of Missouri, on September 25, 2000.


                                         MAVERICK TUBE CORPORATION
                                                (Registrant)


                                         By:  /s/ Gregg M. Eisenberg
                                              ----------------------------------
                                              Gregg M. Eisenberg
                                              Chairman of the Board, President
                                              and Chief Executive Officer


                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Maverick Tube Corporation, hereby severally and individually constitute and appoint Gregg M. Eisenberg and Barry R. Pearl, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents to any and all such amendments and instruments.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Name                      Title                                 Date


/s/ Gregg M. Eisenberg
-------------------------     Chairman of the Board,          September 25, 2000
Gregg M. Eisenberg            President, Chief Executive
                              Officer and Director
                              (Principal Executive Officer)


/s/ Barry R. Pearl
-------------------------     Vice President-Finance and      September 25, 2000
Barry R. Pearl                Administration (Principal
                              Financial and
                              Accounting Officer)



/s/ William E. Macaulay
-------------------------     Director                        September 25, 2000
William E. Macaulay



/s/ David H. Kennedy
-------------------------     Director                        September 25, 2000
David H. Kennedy


/s/ C. Robert Bunch
-------------------------     Director                        September 25, 2000
C. Robert Bunch


/s/ C. Adams Moore
-------------------------     Director                        September 25, 2000
C. Adams Moore


/s/ Wayne P. Mang
-------------------------     Director                        September 25, 2000
Wayne P. Mang



-------------------------     Director                        September 25, 2000
Rhys T. Eyton


/s/ Donald A. Pether
-------------------------     Director                        September 25, 2000
Donald A. Pether


/s/ J. Donald Wilson
-------------------------     Director                        September 25, 2000
J. Donald Wilson


/s/ Dennis G. Flanagan
-------------------------     Director                        September 25, 2000
Dennis G. Flanagan


/s/ Norman W. Robertson
-------------------------     Director                        September 25, 2000
Norman W. Robertson

                                  EXHIBIT INDEX

    Exhibit
     Number              Description

     4.1 Amended and Restated Shareholder Rights Agreement dated as of September 22, 2000 between the Registrant and Harris Trust and Savings Bank as Rights Agent, incorporated herein by reference to
               Exhibit 5 of the Registrant's Form 8-A/A filed on September 26, 2000 (Commission File No. 0-30146).

     5.1       Opinion of Gallop, Johnson & Neuman, L.C., filed herewith.

     23.1 Consent of Ernst & Young LLP, independent auditors, filed herewith.

     23.2 Consent of Ernst & Young, LLP, independent chartered auditors, filed herewith.

     23.3      Consent of Bennett Jones LLP, filed herewith.

     23.4      Consent of Dorsey & Whitney LLP, filed herewith.

     23.5      Consent of Gallop,  Johnson & Neuman,  L.C.  (included in Exhibit
               5.1).

     24.1 Power of Attorney (included on the signature page of this Registration Statement).

     99.1 Amended and Restated Prudential Steel Ltd. Stock Option Plan, filed herewith.

     99.2      Form of Stock Option Agreement, filed herewith.